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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into this registration statement on Form S-8 of our report dated February 9, 2001 included in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated February 16, 2001, included in Pogo Producing Company's Current Report on Form 8-K dated April 6, 2001.


                                              /s/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP

Houston, Texas
July 20, 2001